EXHIBIT 4.12b

THIRD SUPPLEMENTAL INDENTURE, dated as of May 6, 2008 (this “Supplemental Indenture”), among Auto Disposal of Bowling Green, Inc., Auto Disposal of Chattanooga, Inc., Auto Disposal of Memphis, Inc., Auto Disposal of Nashville, Inc., Auto Disposal of Paducah, Inc., Salvage Disposal Company of Georgia, ADESA Minnesota, LLC and ADESA Missouri Redevelopment Corporation (the “Subsidiary Guarantors”), KAR Holdings, Inc. a Delaware corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Existing Guarantors” and, together with the Subsidiary Guarantors, the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of April 20, 2007 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of 8 3/4% Senior Notes due 2014 of the Company (the “Notes”);

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantors shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, each Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreement; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. Each Subsidiary Guarantor hereby agrees, jointly and severally with the other Guarantors, irrevocably, fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3. Termination, Release and Discharge. Each Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and each Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8. Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

AUTO DISPOSAL OF BOWLING GREEN, INC. as Subsidiary Guarantor

By:	/s/ Thomas C. O’Brien
Name:	Thomas C. O’Brien
Title:	Chief Executive Officer

AUTO DISPOSAL OF CHATTANOOGA, INC. as Subsidiary Guarantor

By:	/s/ Thomas C. O’Brien
Name:	Thomas C. O’Brien
Title:	Chief Executive Officer

AUTO DISPOSAL OF MEMPHIS, INC. as Subsidiary Guarantor

By:	/s/ Thomas C. O’Brien
Name:	Thomas C. O’Brien
Title:	Chief Executive Officer

AUTO DISPOSAL OF NASHVILLE, INC. as Subsidiary Guarantor

By:	/s/ Thomas C. O’Brien
Name:	Thomas C. O’Brien
Title:	Chief Executive Officer

AUTO DISPOSAL OF PADUCAH, INC. as Subsidiary Guarantor

By:	/s/ Thomas C. O’Brien
Name:	Thomas C. O’Brien
Title:	Chief Executive Officer

ADESA MINNESOTA, LLC
as Subsidiary Guarantor

By:	/s/ Michelle Mallon
Name:	Michelle Mallon
Title:	Vice President and Secretary

ADESA MISSOURI REDEVELOPMENT CORPORATION as Subsidiary Guarantor

By:	/s/ Michelle Mallon
Name:	Michelle Mallon
Title:	Vice President and Secretary

SALVAGE DISPOSAL COMPANY OF GEORGIA
as Subsidiary Guarantor

By:	/s/ Thomas C. O’Brien
Name:	Thomas C. O’Brien
Title:	Chief Executive Officer

KAR HOLDINGS, INC.

By:	/s/ Rebecca Polak
Name:	Rebecca Polak
Title:	Executive Vice President and Secretary

ADESA, INC.
ADESA CORPORATION, LLC
A.D.E. OF ARK-LA-TEX, INC.
A.D.E. OF KNOXVILLE, LLC
ADESA ARK-LA-TEX, LLC
ADESA ARKANSAS, LLC
ADESA ATLANTA, LLC
ADESA BIRMINGHAM, LLC
ADESA CALIFORNIA, LLC
ADESA CHARLOTTE, LLC
ADESA COLORADO, LLC
ADESA DEALER SERVICES, LLC
ADESA DES MOINES, LLC
ADESA FLORIDA, LLC
ADESA IMPACT TEXAS, LLC
ADESA INDIANAPOLIS, LLC
ADESA LANSING, LLC
ADESA LEXINGTON, LLC
ADESA MEXICO, LLC
ADESA MISSOURI, LLC
ADESA NEW JERSEY, LLC
ADESA NEW YORK, LLC
ADESA OHIO, LLC
ADESA OKLAHOMA, LLC
ADESA PENNSYLVANIA, LLC
ADESA PHOENIX, LLC
ADESA SAN DIEGO, LLC
ADESA-SOUTH FLORIDA, LLC
ADESA SOUTHERN INDIANA, LLC
ADESA TEXAS, INC.

ADESA VIRGINIA, LLC
ADESA WASHINGTON, LLC
ADESA WISCONSIN, LLC
AFC CAL, LLC
ADS ASHLAND, LLC
ADS PRIORITY TRANSPORT LTD.
ASSET HOLDINGS III, L.P.
AUTO DEALERS EXCHANGE OF CONCORD, LLC
AUTO DEALERS EXCHANGE OF MEMPHIS, LLC
AUTO DISPOSAL SYSTEMS, INC.
AUTOMOTIVE FINANCE CONSUMER DIVISION, LLC
AUTOMOTIVE FINANCE CORPORATION
AUTOMOTIVE RECOVERY SERVICES, INC.
AUTOVIN, INC.
AXLE HOLDINGS, INC.
DENT DEMON, LLC
INSURANCE AUTO AUCTIONS, INC.
INSURANCE AUTO AUCTIONS CORP.
IAA ACQUISITION CORP.
IAA SERVICES, INC.
PAR, INC.
SIOUX FALLS AUTO AUCTION, INC.
TRI-STATE AUCTION CO., INC.
ZABEL & ASSOCIATES, INC.

By:	/s/ Eric M. Loughmiller
Name:	Eric M. Loughmiller
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President